Exhibit 99.1

Andy Omiridis, EVP & CFO
AMERISAFE
337.463.9052

AMERISAFE ANNOUNCES 2025 THIRD QUARTER RESULTS

Voluntary Premiums on Policies Written in the Quarter Increased 10.6%

DeRidder, LA – October 29, 2025 - AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high-hazard industries, today announced results for the third quarter ended September 30, 2025.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	% Change	2025	2024	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Gross premiums written	$80,321	$74,940	7.2%	$243,809	$231,442	5.3%
Net premiums earned	71,196	67,050	6.2%	209,462	204,129	2.6%
Net investment income	6,566	7,485	-12.3%	19,909	22,298	-10.7%
Net realized gains (losses) on investments (pre-tax)	—	158	NM	3,118	(181)	NM
Net unrealized gains on equity securities (pre-tax)	4,117	3,873	NM	2,794	8,591	NM
Net income	13,818	14,324	-3.5%	36,722	42,242	-13.1%
Diluted earnings per share	$0.72	$0.75	-4.0%	$1.92	$2.21	-13.1%
Operating net income	10,566	11,140	-5.2%	32,052	35,598	-10.0%
Operating earnings per share	$0.55	$0.58	-5.2%	$1.68	$1.86	-9.7%
Book value per share	$14.47	$16.50	-12.3%	$14.47	$16.50	-12.3%
Net combined ratio	90.6%	90.9%		90.5%	89.6%
Return on average equity	20.5%	18.6%		18.4%	18.6%

G. Janelle Frost, President and Chief Executive Officer, commented, “We are pleased to report our sixth consecutive quarter of growth in both gross premiums written and net premiums earned. Voluntary premiums on policies written also demonstrated continued momentum, increasing by 10.6%. Our continued success in the market reflects the strength of the AMERISAFE value proposition: delivering exceptional service to employers and their workers in high-hazard industries, from the initial application through the final claims payment. We remain focused on strengthening our team, advancing our technology, and maintaining underwriting discipline—all in support of sustained performance and long-term shareholder value.”

INSURANCE RESULTS

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	% Change	2025	2024	% Change
	(in thousands)			(in thousands)
Gross premiums written	$80,321	$74,940	7.2%	$243,809	$231,442	5.3%

Net premiums earned	71,196	67,050	6.2%	209,462	204,129	2.6%
Loss and loss adjustment expenses incurred	41,679	39,150	6.5%	122,498	119,765	2.3%
Underwriting and certain other operating costs, commissions, salaries and benefits	22,112	21,252	4.0%	64,457	60,379	6.8%
Policyholder dividends	712	513	38.8%	2,585	2,634	-1.9%

Underwriting profit (pre-tax)	$6,693	$6,135	9.1%	$19,922	$21,351	-6.7%

Insurance Ratios:
Current accident year loss ratio	71.0%	71.0%		71.0%	71.0%
Prior accident year loss ratio	-12.5%	-12.6%		-12.5%	-12.3%

Net loss ratio	58.5%	58.4%		58.5%	58.7%
Net underwriting expense ratio	31.1%	31.7%		30.8%	29.6%
Net dividend ratio	1.0%	0.8%		1.2%	1.3%

Net combined ratio	90.6%	90.9%		90.5%	89.6%

•	Voluntary premiums on policies written in the quarter were 10.6% higher than in the third quarter of 2024, driven by strong policy and premium retention, coupled with robust new business production.

•	Payroll audits and related premium adjustments contributed an additional $2.5 million to written premiums in the quarter, compared to $4.0 million in the third quarter of 2024.

•

Net loss ratio for the quarter was 58.5%, compared to 58.4% in the third quarter of 2024. During the quarter, the Company experienced favorable net loss reserve development for prior accident years, which reduced loss and loss adjustment expenses by $8.9 million.

•

Underwriting expense ratio for the quarter was 31.1%, compared with 31.7% in the third quarter of 2024. The improvement reflects the benefits of scale as premium and policy count growth continues to expand our portfolio.

•	The effective tax rate for the quarter was 21.0% compared to 19.5% for the third quarter of 2024, due to an increase in state income taxes.

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INVESTMENT RESULTS

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	% Change	2025	2024	% Change
	(in thousands)			(in thousands)
Net investment income	$6,566	$7,485	-12.3%	$19,909	$22,298	-10.7%
Net realized gains (losses) on investments (pre-tax)	—	158	NM	3,118	(181)	NM
Net unrealized gains on equity securities (pre-tax)	4,117	3,873	NM	2,794	8,591	NM
Pre-tax investment yield	3.2%	3.4%		3.2%	3.3%
Tax-equivalent yield (1)	3.9%	3.8%		3.9%	3.8%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•

Net investment income for the quarter decreased 12.3% to $6.6 million compared to the third quarter of 2024, due to a decrease in investable assets year-over-year as a result of the special dividend paid in the fourth quarter of 2024.

•	Net unrealized gains on equity securities totaled $4.1 million for the quarter, driven by continued strength in equity market performance.

•	As of September 30, 2025, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $817.0 million.

CAPITAL MANAGEMENT

On October 28, 2025, the Board of Directors of AMERISAFE declared a special cash dividend of $1.00 per share and a regular cash dividend of $0.39 per share, payable on December 12, 2025, to shareholders of record as of December 5, 2025.

During the third quarter of 2025, the Company repurchased 30,860 shares at an average cost (including commissions and excise tax) of $43.72 per share, a total of $1.3 million. Since the inception of our initial share repurchase program in February 2010, we have repurchased 1,776,468 shares at an average cost of $26.00, for a total of $46.2 million. The remaining outstanding share repurchase authorization under the program as of September 30, 2025 was $24.9 million.

Book value per share on September 30, 2025, was $14.47, an increase of 7.1% from $13.51 on December 31, 2024.

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SUPPLEMENTAL INFORMATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(in thousands, except share and per share data)
Net income	$13,818	$14,324	36,722	$42,242
Less:
Net realized gains (losses) on investments	—	158	3,118	(181)
Net unrealized gains on equity securities (pre-tax)	4,117	3,873	2,794	8,591
Tax effect (1)	(865)	(847)	(1,242)	(1,766)

Operating net income (2)	$10,566	$11,140	32,052	$35,598

Average shareholders’ equity (3)	$270,172	$307,682	$266,057	$303,411
Less:
Average accumulated other comprehensive loss	(5,619)	(6,118)	(6,276)	(4,935)

Average adjusted shareholders’ equity (2)	$275,791	$313,800	$272,333	$308,346

Diluted weighted average common shares	19,072,061	19,113,103	19,106,556	19,156,976
Return on average equity (4)	20.5%	18.6%	18.4%	18.6%
Operating return on average adjusted equity (2)	15.3%	14.2%	15.7%	15.4%
Diluted earnings per share	$0.72	$0.75	$1.92	$2.21
Operating earnings per share (2)	$0.55	$0.58	$1.68	$1.86

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity for the applicable period.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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NON-GAAP FINANCIAL MEASURES

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the SEC) and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP in the Supplemental Information in this release.

Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these standard industry financial measures, which include operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity, and operating earnings per share.

CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for October 30, 2025, at 10:30 a.m. Eastern Time to discuss the results for the quarter. To participate in the conference call, dial 786-297-8744 (Conference Code 1713082) at least ten minutes before the call begins.

Investors, analysts, and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, and manufacturing. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans, expectations and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance, and include statements regarding management’s current views and expectations of the workers’ compensation insurance market, AMERISAFE’s growth opportunities, underwriting margins and actions by competitors. Investors are cautioned that many of the assumptions upon which these forward-looking statements are based might change after the date the forward-looking statements are made. Actual results may differ materially from the results expressed or implied in the forward-looking statements if the underlying assumptions prove to be incorrect or changes otherwise occur, or as the results of the materialization of risks, uncertainties and other factors impacting the business and operations of the Company, our policyholders or the market value of our investment portfolio. Factors that may affect our results are set forth in the Company’s filings with the SEC, including AMERISAFE’s Annual Report on Form 10-K and as may be further amended by subsequent filings with the SEC. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to update or revise any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes that arise after the date of this release.

Share repurchases may be effected from time to time pursuant to trading plans meeting the requirements of Rule 10b5-1 under the Exchange Act. The share repurchase program does not obligate the Company to repurchase any shares of the Company’s common stock and may be modified, increased, suspended or terminated at the discretion of the Board. The Board’s determination will depend on a variety of factors, including but not limited to, market conditions and applicable regulatory considerations. It is anticipated that any future repurchases will be funded from available capital.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$80,321	$74,940	$243,809	$231,442
Ceded premiums written	(4,334)	(3,951)	(12,698)	(11,904)

Net premiums written	$75,987	$70,989	$231,111	$219,538

Net premiums earned	$71,196	$67,050	$209,462	$204,129
Net investment income	6,566	7,485	19,909	22,298
Net realized gains (losses) on investments	—	158	3,118	(181)
Net unrealized gains on equity securities	4,117	3,873	2,794	8,591
Fee and other income	97	129	378	177

Total revenues	81,976	78,695	235,661	235,014

Expenses:
Loss and loss adjustment expenses incurred	41,679	39,150	122,498	119,765
Underwriting and other operating costs	22,112	21,252	64,457	60,379
Policyholder dividends	712	513	2,585	2,634
Provision for investment related credit loss benefit	(8)	(13)	(36)	(46)

Total expenses	64,495	60,902	189,504	182,732

Income before taxes	17,481	17,793	46,157	52,282
Income tax expense	3,663	3,469	9,435	10,040

Net income	$13,818	$14,324	$36,722	$42,242

Basic EPS:
Net income	$13,818	$14,324	$36,722	$42,242

Basic weighted average common shares	18,980,807	19,042,152	19,018,293	19,082,374
Basic earnings per share	$0.73	$0.75	$1.93	$2.21
Diluted EPS:
Net income	$13,818	$14,324	$36,722	$42,242

Diluted weighted average common shares:
Weighted average common shares	18,980,807	19,042,152	19,018,293	19,082,374
Restricted stock and RSUs	91,254	70,951	88,263	74,602

Diluted weighted average common shares	19,072,061	19,113,103	19,106,556	19,156,976
Diluted earnings per share	$0.72	$0.75	$1.92	$2.21

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2025	2024
	(unaudited)
Assets
Investments	$762,280	$788,778
Cash and cash equivalents	54,747	44,045
Amounts recoverable from reinsurers	113,918	117,019
Premiums receivable, net	167,882	142,659
Deferred income taxes	18,854	19,448
Deferred policy acquisition costs	21,758	19,151
Other assets	25,505	26,691

	$1,164,944	$1,157,791

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$617,860	$651,309
Unearned premiums	143,575	121,926
Insurance-related assessments	17,436	14,852
Other liabilities	111,300	112,363
Shareholders’ equity	274,773	257,341
Total liabilities and shareholders’ equity	$1,164,944	$1,157,791

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